AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE __, 2000
                                                      REGISTRATION NO. 33-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                            INTERNETSTUDIOS.COM, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

           Nevada                                          13-4009696
  ----------------------------                    -----------------------------
  (State or other jurisdiction                    (I.R.S. Employee I.D. Number)
of incorporation or organization)

           1351 4TH STREET, SUITE 227, SANTA MONICA, CALIFORNIA 90401
           ----------------------------------------------------------
           (Address of Principal Executive Office, including Zip Code)

                        1999 STOCK INCENTIVE PLAN (U.S.)
                      1999 STOCK INCENTIVE PLAN (NON-U.S.)
                      ------------------------------------
                          (Full title of the agreement)

                                 (310) 394-4025
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                   COPIES TO:
                             DAVID L. FICKSMAN, ESQ.
                                 LOEB & LOEB LLP
                       1000 WILSHIRE BOULEVARD, SUITE 1800
                          LOS ANGELES, CALIFORNIA 90017
                                 (213) 688-3698

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                                 Proposed maximum         Proposed maximum         Amount of
 Title of securities to      Amount to be         offering price         aggregate offering       registration
      be registered        registered(1)(2)        per unit(3)                 price                  fee
--------------------------------------------------------------------------------------------------------------
      Common Stock            2,250,000               $13.91               $31,297,500.00          $8,262.54
==============================================================================================================

 (1) This Registration Statement shall also cover any additional shares of common stock which becomes issuable under the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of common stock.

(2) Includes 2,250,000 shares of common stock issuable under the 1999 Stock Incentive Plan (U.S.) and the 1999 Stock Incentive Plan (Non-U.S.).

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h), based on the average of the high and low prices on June 22, 2000.

                             INTRODUCTORY STATEMENT

         InternetStudios.com, Inc., a Nevada corporation, hereby files this registration statement on Form S-8 relating to 2,250,000 shares of our common stock issuable in connection with our 1999 Stock Incentive Plan (U.S.) and our 1999 Stock Incentive Plan (Non-U.S.) (together, the "Plans"). Also, this registration statement is intended to register for reoffer and/or resale shares of common stock that may be acquired in the future under the Plans by affiliates of InternetStudios.com, Inc., as defined by Rule 405 under the Securities Act.

         The materials constituting the reoffer prospectus have been prepared pursuant to Part I of Form S-3, in accordance with General Instruction C to Form S-8.

REOFFER PROSPECTUS

                            INTERNETSTUDIOS.COM, INC.

                                  Common Stock
                             Up to 2,250,000 Shares

         This Prospectus relates to up to 2,250,000 shares of common stock of InternetStudios.com, Inc. that will be acquired pursuant to our 1999 Stock Incentive Plan (U.S.) and our 1999 Stock Incentive Plan (Non-U.S.) by, and which may be offered for resale from time to time by, people named under "Selling Security Holders" in the over the counter market, where our common stock currently is traded, or in negotiated transactions, at prices and on terms then available.

         We will not receive any of the proceeds from the sale of our common stock (hereinafter, the "Securities"), except that we will receive funds from the exercise of options. We will pay all of the expenses associated with the registration of the Securities and this Prospectus. The Selling Security Holders will pay the other costs, if any, associated with any sale of the Securities.

         Our common stock is quoted on the over the counter market under the symbol "ISTS." On June 22, 2000, the last reported sale price per share of our common stock, as quoted on the over the counter market, was $13.81.

         Our principal executive office is located at 1351 4th Street, Suite 227, Santa Monica, California 90401.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

         No dealer, sales representative or any other person has been authorized to give any information or to make any representation not contained in this Prospectus in connection with this offering other than those contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by us or the Selling Security Holders. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy, common stock by anyone in any jurisdiction in which an offer or solicitation is not authorized, or in which the person making an offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information contained in this Prospectus is correct as of any time after the date of this Prospectus.

                            ------------------------

                  The date of this Prospectus is June 22, 2000.

                                TABLE OF CONTENTS

Available Information.......................................................2
Incorporation by Reference..................................................2
Risk Factors................................................................3
Selling Security Holders...................................................14
Use of Proceeds............................................................15
Plan of Distribution.......................................................15
Position of the Commission Regarding Indemnification.......................16

                              AVAILABLE INFORMATION

         We have filed a registration statement on Form S-8 with the Securities and Exchange Commission under the Securities Act. This Prospectus omits some information and exhibits included in the registration statement, copies of which may be obtained upon payment of a fee prescribed by the Commission or may be examined free of charge at the principal office of the Commission in Washington, D.C.

         We are subject to the informational requirements of the Exchange Act, and in accordance therewith file reports and other information with the Commission The reports and other information filed by us with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, New York, New York 10048, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 11th floor, 5670 Wilshire Boulevard, Los Angeles, California 90036. Copies of that material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission at http://www.sec.gov.

                           INCORPORATION BY REFERENCE

         The following documents previously filed by us with the Commission are incorporated in this Prospectus by reference:

         (1) Our registration statement on Form 10, as amended;

         (2) Our quarterly report on Form 10-Q filed on May 15, 2000;

         (3) Our current report on Form 8-K filed on April 25, 2000;

         (4) Our annual report on Form 10-K filed on March 30, 2000; and

         (5) The description of our common stock contained in our registration statement under Section 12 of the Exchange Act of 1934 relating to our common stock, including any amendment or report filed for the purpose of updating such description.

         All reports and other documents that we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold are incorporated by reference in this registration statement and to be a part hereof from the date of filing of such reports and documents.

         Copies of all documents which are incorporated by reference will be provided without charge to anyone to whom this Prospectus is delivered upon a written or oral request to InternetStudios.com, Inc., 1351 4th Street, Suite 227, Santa Monica, California 90401, Attn: Corporate Secretary, (310) 394-4025.

                                  RISK FACTORS

WE HAVE A LIMITED OPERATING HISTORY.

         We are a development stage company with no revenues and minimal operating history. The investors in our common stock must consider the risks and difficulties frequently encountered by early stage companies, particularly in new and rapidly evolving markets such as online commerce and the Internet. Such risks include:

         -  competition;

         - whether the concept of buying and selling film distribution rights online will be accepted by the industry;

         - whether we can compete successfully with others pursuing the same line of business;

         - whether we can successfully develop and extend the OnlineFilmSales. com. brand identity;

         -  whether we can attract or retain users and advertisers;

         - whether we can generate significant Web-based commerce revenue from our users and advertisers;

         -  whether we can anticipate and adapt to a developing market;

         - whether we can effectively manage rapidly expanding operations should our operations rapidly expand;

         - whether our server and networking systems will efficiently handle our Web traffic;

         - the possibility of technical difficulties, system downtime, Internet brownouts, security risks, computer hackers;

         - the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations and infrastructure;

         -  whether we can maintain or achieve higher rates for advertising;

         - whether we can successfully develop and upgrade our web site, technology and transaction-processing systems;

         -  whether we can provide acceptable customer service;

         -  whether we can respond to competitive developments;

         - the possibility of unforeseen price competition for our services, or reductions in market prices for Web-based advertising;

         -  our dependence upon key personnel; and

         - our dependence on the reliability and growing use of the Internet for commerce and communication and general economic conditions.

         We cannot be certain that our business strategy will be successful or that we will successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition and results of operations will be materially and adversely affected.

WE CANNOT PREDICT WHETHER WE WILL BE SUCCESSFUL BECAUSE OUR BUSINESS MODEL IS UNPROVEN.

         We are in the process of developing and refining our business model and there is a risk that the business model will not prove to be successful. As currently proposed, our business model depends upon our ability to attract the filmed entertainment rights marketplace to an online venue, which in turn will require achieving of a critical mass of buyers and sellers. The potential profitability of this business model is unproven, and, to be successful, we must, among other things, develop and market solutions that achieve broad market acceptance by the filmed entertainment rights industry and related advertisers. There can be no assurance that the filmed entertainment rights industry will adopt the Internet as a viable commercial or advertising medium or that our onlinefilmsales.com web site will achieve broad market acceptance sufficient to make our business profitable or even viable. Accordingly, no assurance can be given that our business model will be successful or that we can sustain net revenue growth or achieve or sustain profitability.

WE ANTICIPATE FUTURE LOSSES.

         We expect to incur net losses for the foreseeable future. The extent of these losses will depend, in part, on the amount and rates of growth in our net revenue from e-commerce and advertising. We expect our operating expenses to increase significantly, especially in the areas of sales and marketing and brand promotion. Consequently, to achieve profitability we will need to generate increased quarterly net revenue. As a result of our early stage of development, we believe that period-to-period comparisons of our operating results are not meaningful and that our operating results for any period should not be relied upon as an indication of future performance. To the extent that (a) net revenue does not grow at anticipated rates, (b) increases in our operating expenses precede or are not subsequently followed by commensurate increases in net revenue or (c) we are unable to adjust operating expense levels accordingly, our business, prospects, financial condition and results of operations will be materially and adversely affected. There can be no assurance that our operating losses will not increase in the future or that we will ever achieve or sustain profitability.

OUR FUTURE OPERATING RESULTS ARE UNPREDICTABLE.

         As a result of our lack of operating history, we cannot forecast accurately our revenues, operating expenses and operating results. Accordingly, we may be unable to adjust our expenditures in a timely manner to compensate for any unexpected revenue shortfall. We may also be unable to increase our spending and expand our operations in a timely manner to compensate for any unexpected revenue shortfall.

         Our annual and quarterly operating results may fluctuate significantly as a result of numerous factors, many of which are outside of our control. These factors include, but are not limited to:

         -  fluctuating demand for filmed entertainment rights;

         - whether the filmed entertainment rights industry accepts the Internet as a venue for transacting in filmed entertainment rights;

         -  the level of traffic on our web site;

         - the amount and timing of capital expenditures and other costs relating to the expansion of our operations;

         -  whether we can upgrade our systems in a timely and effective manner;

         - the introduction of new or enhanced services by us or our competitors;

         - whether we can attract new personnel in a timely and effective manner and to retain existing personnel;

         - the accuracy of our predictions regarding the online filmed entertainment rights marketplace;

         -  price competition;

         -  technical difficulties with our web site;

         -  costs relating to future acquisitions;

         -  seasonality;

         - governmental regulations related to use of the Internet as a means of commerce; and

         - general economic conditions and economic conditions specific to the filmed entertainment rights industry, the Internet or all or a portion of the technology market.

         Due to the foregoing factors, we believe that quarter-to-quarter comparisons of our operating results are not an accurate indication of our future performance. It is likely that our operating results for any period may fail to meet or exceed the expectations of our investors. In that event, the value of our common stock would likely be materially adversely affected.

RISKS ASSOCIATED WITH POSSIBLE MERGERS, CONSOLIDATIONS, OR ACQUISITIONS.

         Our future performance will depend in part upon our ability to integrate with other companies in order to leverage those relationships into additional user traffic for our web site, advertising agreements and sources of revenue. As part of our business strategy, we may merge or consolidate with or acquire complementary businesses, products or technologies. Should we undertake a merger or consolidation strategy, either based upon an exchange of stock basis, a cash basis or a combination of stock and cash, the purchasing stockholders' ownership interests in our common stock will be diluted, perhaps substantially, depending on the terms of the merger or consolidation.

         Mergers and consolidations of businesses as well as acquisitions involve numerous risks and uncertainties, including, without limitation:

         - material adverse effects on reported results of operations from merger-related charges and amortization of goodwill and purchased technology;

         - inability to maintain customers or goodwill of a consolidated business;

         - difficulties in the integration of operations, personnel, technologies, products and the information systems of the consolidated companies;

         -  diversion of management's attention from other business concerns;

         - risks of entering geographic and business markets in which we have no or limited prior experience; and

         -  potential loss of key employees of consolidated organizations.

         There can be no assurance that we will be able to merge or consolidate any businesses, or that if done, we will be able to integrate the merged or consolidated businesses or technology or otherwise successfully leverage the new businesses into additional user traffic for our web site, advertising agreements or sources of revenue. Such failures could have a material adverse effect on our business, prospects, financial condition and results of operations. In addition, we may have to compete for merger or consolidation targets with other companies with similar growth strategies. Some of these competitors may be larger and have substantially greater financial and other resources than we have. Competition for these merger or consolidation targets likely could also result in increased prices of such targets and a diminished pool of companies available for merger or consolidation. If we choose to use a material amount of cash for merger or consolidation, we may be required to obtain additional financing earlier than would otherwise be the case, and there can be no assurance that such financing will be available on favorable terms, or at all.

WE DEPEND ON OUR ABILITY TO ATTRACT KEY PERSONNEL.

         We depend on the continued services and performance of our senior management and other key personnel, most of who have worked together for only a short period of time. The loss or unavailability of any of these individuals for any significant period of time could have a material effect on our business, prospects, financial condition and results of operations. Our performance also depends on our ability to attract, hire, train, retain and motivate other highly-skilled technical, managerial, editorial, merchandising, marketing and customer service personnel. Competition for such personnel is intense, and there can be no assurance that we will be able to successfully attract, integrate or retain sufficiently qualified personnel. The failure to attract, retain, and integrate such personnel could have a material adverse effect on our business, prospects, financial condition and results of operations.

OUR MANAGEMENT OWNS A SIGNIFICANT PERCENTAGE OF OUR COMPANY AND WILL BE ABLE TO EXERCISE CONTROL OVER OUR COMPANY.

         Our management, in the aggregate, beneficially owns approximately 18.15% of the shares of our outstanding capital stock. As a result, these stockholders will possess a significant voting block which can be used to elect directors and/or approve or block significant corporate transactions. Such share ownership may also have the effect of delaying or preventing a change in control of our company, impeding a merger, consolidation, takeover or other business combination involving our company or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company, thereby having a material adverse effect on the value of our common stock. In addition, investors may have difficulty obtaining the necessary stockholder vote required for corporate actions contrary to the wishes of the management.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION.

         To the extent outstanding warrants and options to purchase our common stock are exercised or additional equity securities are issued at a price below the price of a share in this offering, you may experience dilution.

WE HAVE NOT PAID AND DO NOT ANTICIPATE PAYING DIVIDENDS.

         We have never declared or paid any cash dividends on our capital stock to date and we do not anticipate paying any cash dividends on our capital stock in the foreseeable future.

OUR MARKETS ARE HIGHLY COMPETITIVE.

         The Internet and online commerce is new, rapidly evolving and intensely competitive. Our current and new competitors can launch new sites quickly and inexpensively. No substantial barriers to entry into this industry exist. Increased competition from these and other sources could require us to respond to competitive pressures by establishing pricing, marketing and other programs or seeking out additional strategic alliances or acquisitions that may be less favorable to us than would otherwise be established or obtained, and thus could have a material adverse effect on our business, prospects, financial condition and results of operations. We believe that the principal competitive factors in our market are:

         -  filmed entertainment rights industry connections;

         -  brand recognition;

         -  selection;

         -  variety of value-added services;

         -  ease of use, site content;

         -  user and advertiser fulfillment;

         -  reliability;

         -  quality of search tools;

         -  customer service; and

         -  technical expertise.

         Many of our current and potential competitors have substantially longer operating histories, larger customer bases, greater brand recognition, and significantly greater financial, marketing and other resources than we have. Key competitors include FilmAxis.com, Reelplay.com, FilmBazaar.com, ShowBizData.com and ScreenExchange.com. There can be no assurance that our competitors will not develop services that are superior to ours or achieve greater market acceptance. Our failure to provide services that achieve success in the short term could materially and adversely affect our business, prospects, financial condition and results of operations.

         In addition, we compete with filmed entertainment rights transaction venues such as film festivals, subscription data bases and trade magazines. The online venues competing with us may be acquired by, receive investments from, or enter into other commercial relationships with, larger, more established and more adequately financed companies as the use of the Internet and other online services increases.

         We are aware that certain of our competitors have and may continue to adopt aggressive pricing policies and devote substantially more resources to web site and systems development than we do. Increased competition may result in reduced operating margins, loss of market share and a diminished brand franchise.

A SYSTEM FAILURE COULD CAUSE DELAYS OR INTERRUPTIONS OF SERVICE TO OUR
CUSTOMERS.

         The performance of our server and networking hardware and software infrastructure is critical to our business and reputation and our ability to attract Web users, advertisers, new members and commerce partners to our web site. Any system failure that causes an interruption in service or a decrease in responsiveness of our web site could result in less traffic on our web site and, if sustained or repeated, could impair our reputation and the attractiveness of our brand. We cannot guarantee that our Internet access will be uninterrupted, error-free or completely secure. Specifically, there is the risk that a computer virus could infect the web site and prevent it from operating properly or that our web site could be subject to unauthorized tampering by individuals not associated with our company which may have a deleterious effect upon the operation of the web site. In addition, our web site is vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, Internet breakdowns, break-ins, human error, sabotage, earthquakes and similar events. We do not presently have a formal disaster recovery plan and do not carry sufficient business interruption insurance to compensate our company for losses that may occur. To mitigate these technical risks, we have installed anti-virus software to immediately detect and disable software viruses, and we perform daily backups of our local area network. Copies of these backups are stored off-site. We also have installed an uninterrupted power source in the event of a power failure.

         Services based on sophisticated software and computer systems often encounter development delays and the underlying software may contain undetected errors that could cause system failures when introduced. Any system error or failure that causes interruption in availability of content or an increase in response time could result in a loss of potential or existing affiliates, advertisers, content providers or end users and, if sustained or repeated, could reduce the attractiveness of our content services to such entities or individuals. System failures or slowdowns adversely affect the speed and responsiveness of our web site and could diminish the experience for our visitors, and thus, could reduce our commerce and revenue.

         Our ability to provide effective Internet connections to our systems and to manage substantially larger numbers of customers at higher transmission speed is as yet unknown, and, as a result, we face risks related to our ability to scale up to our hoped-for customer levels while maintaining superior performance. If our usage of bandwidth increases, we will need to purchase or lease additional servers and networking equipment and rely more heavily on this equipment and Internet connections, the cost of which may be significant. The occurrence of any of these events could result in interruptions, delays or cessations in service, which could have a material adverse effect on our business, prospects, financial condition and results of operations. In addition, our reputation and the onlinefilms.com brand name could be materially and adversely affected. We are making a fundamental prediction that Internet speeds will increase in the future. The realization of this prediction will be a major factor in the overall success of the internet commerce and, consequently, our success. Although there is strong evidence that modem speeds will increase in the future, the failure to realize increased Internet speeds could result in slower than projected growth of our market, and consequently slower growth than expected in our revenues.

WE RELY ON OUTSIDE TECHNOLOGY VENDORS.

         We do not have the in-house technological expertise needed to develop and maintain a web site, and as a consequence we must rely on outside vendors for this purpose. Our current vendor, MediaChase, Ltd., is designing and constructing the OnlineFilmSales.com web site pursuant to a fee-for-services agreement. In addition, MediaChase has constructed our ReporterTV.com web site pursuant to a joint venture agreement. Our reliance on outside technology vendors, including MediaChase, exposes us to the following risks:

         -  competition for access to qualified technology vendors;

         - loss of negotiating position as vendor takes on a pivotal role in our business;

         -  vendor price increases;

         -  vendor stability; and

         -  inability to reach agreement on terms of vendor-vendor relationship.

WE DEPEND ON CONTINUED GROWTH OF THE INTERNET AND ONLINE COMMERCE.

         Our success will depend in large part on continued growth in, and the use of, the Internet and the Web, particularly for commerce. There are critical issues concerning the commercial use of the Internet, which remain unresolved. The issues concerning the commercial use of the Internet, which we expect to affect the development of a market for our services, include:

         -  security;

         -  reliability;

         -  ease of access and use;

         -  cost;

         -  quality of service; and

         -  increases in bandwidth availability.

         If the Internet develops more slowly than we expect as a commercial or business medium, it will materially adversely affect our business, prospects, financial condition, and results of operations. In addition, if use of the Internet does not continue to grow or grows more slowly than we expect, if the infrastructure of the Internet does not effectively support the growth that may occur, or if the Internet does not become a viable commercial market place, our business, prospects, financial condition and results of operations could be materially affected. Rapid growth in the use of the Internet is a recent phenomenon and may not continue on a lasting basis.

RISKS ASSOCIATED WITH RAPID TECHNOLOGICAL CHANGE.

         To remain competitive, we must continue to enhance and improve the responsiveness, functionality and features of our web site and develop new features to meet customer demands and expectations as well as to incorporate emerging technologies and protocols. Introducing new technology into our systems involves numerous technical challenges and substantial amounts of personnel resources and often takes many months to complete. There can be no assurance that we will be successful at integrating such technology into our web site on a timely basis or without degrading the responsiveness and speed of our web site or that, once integrated, such technology will function as expected. The Internet is characterized by rapid technological change, changes in user and customer requirements and preferences, frequent new product and service introductions and the emergence of new industry standards, protocols and practices that could render our existing web site, technology and systems obsolete. We will be subject to the effects of changes in consumer tastes and habits, the direction or effects of which cannot be foreseen. Even if we can make necessary technological changes rapidly, there can be no assurance that consumers and businesses will utilize an online directory service such as ours. Our future success will depend on our ability to do the following:

         -  license leading technologies useful in our business;

         -  enhance our existing services;

         - develop new services and technology that address the needs of our customers; and

         - respond to technological advances and emerging industry standards, protocols and practices on a cost-effective and timely basis.

         If we were unable to utilize emerging technologies effectively or adapt our web site, proprietary technology and transaction systems to customer requirements or emerging industry standards, our business, prospects, financial condition and results of operations would be materially adversely affected.

SECURITY RISKS ASSOCIATED WITH OPERATING AN INTERNET-BASED BUSINESS.

         We will likely experience attempts by experienced programmers or "hackers" to penetrate our network security, some of which will likely be successful. If successful, such actions could have a material adverse effect on our business, prospects, financial condition and results of operations. A party who is able to penetrate our network security could misappropriate proprietary information or cause interruptions in our web site. We may be required to expend significant capital and other resources to protect against the threat of such security breaches or to alleviate problems caused by such breaches. Concerns over the security of Internet transactions and the privacy of users may also inhibit the growth of the Internet generally, particularly as a means of conducting commercial transactions. Security breaches or the inadvertent transmission of computer viruses could expose our company to a risk of loss or litigation and possible liability. To the extent that our activities or the activities of others involve the storage and transmission of proprietary information, security breaches could damage our reputation and expose us to a risk of loss or litigation and possible liability. There can be no assurance that contractual provisions attempting to limit our liability in such areas will be successful or enforceable, or that other parties will accept such contractual provisions as part of our agreements which could have a material adverse effect on our business, prospects, financial condition and results of operations.

         To mitigate these technical risks, we have installed anti-virus software to immediately detect and disable software viruses, and we perform daily backups of our local area network. We also maintain appropriate firewalls and security measures to prevent unauthorized use of and tampering with our web site and systems.

WE DEPEND ON THE CONTINUED DEVELOPMENT OF A WEB INFRASTRUCTURE.

         The success of our web site will depend in large part upon (a) the continued development of a Web infrastructure with the necessary speed, data capacity and security and (b) timely development of complementary products, such as high speed modems for providing reliable Web access and services. Because global commerce and online exchange of information on the Web and other similar open wide area networks are new and evolving, it is difficult to predict with any certainty whether the Web will support increasing use or will prove to be a viable commercial marketplace. The Web has experienced, and is expected to continue to experience, significant growth in the number of users and the amount of content. Although the Internet is predicted to have tremendous growth in the future, it is possible that new technology will be developed that will undermine the usefulness of the Internet or the usefulness of our contemplated filmed entertainment rights transaction venue business. To the extent that the Web continues to experience increased numbers of users, frequency of use or increased bandwidth requirements of users, there can be no assurance that the Web infrastructure will continue to be able to support the demands placed on it by this continued growth or that the performance or reliability of the Web will not be adversely affected by this continued growth. Even if such infrastructure, standards or protocols or complementary products, services or facilities are developed and the Web becomes a viable commercial marketplace, there can be no assurance that we will not be required to incur substantial expenditures in order to adapt our services to changing Web technologies.

         In addition, the public in general may not accept the Internet as a viable commercial marketplace for a number of reasons, including potentially inadequate development of the necessary network infrastructure or delayed development of enabling technologies and performance improvements. To the extent that the Internet and online retail businesses and services continue to experience significant growth in the number of users, their frequency of use or in their bandwidth requirements, the infrastructure for the Internet and online services may be unable to support the demands placed upon them. In addition, the Internet and online retail businesses and services could lose their viability due to delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity or due to increased government regulation. Significant issues concerning the commercial use of the Internet and online services technologies, including security, reliability, cost, ease of use and quality of service remain unresolved and may inhibit the growth of Internet businesses that utilize these technologies. Changes in, or insufficient availability of, telecommunication services to support the Internet or other online services also could result in a lower response times and adversely affect usage of the Internet and other online services generally and our services in particular.

UNCERTAINTY OF THE ACCEPTANCE OF THE WEB AS AN ADVERTISING MEDIUM.

         The Internet as a marketing and selling medium has not been available for a sufficient period of time to gauge its effectiveness as compared to traditional means of marketing and selling. Many of our potential customers have only limited experience with the Web as a sales medium. Entities that already have invested substantial resources in other methods of conducting business may be reluctant to adopt a new strategy that may limit or compete with their existing efforts. If the market develops more slowly than expected, our business, prospects, financial condition and results of operations could be materially and adversely affected.

RISKS ASSOCIATED WITH BRAND DEVELOPMENT.

         We believe that establishing and maintaining the onlinefilmsales.com brand is critical to attracting and expanding our advertiser and user bases and Web traffic and advertising and commerce relationships. We believe that the importance of brand recognition will increase due to the growing number of Internet sites and the low barriers to entry in our market. In order to attract and retain Internet users, advertisers and commerce partners, and to promote and maintain the onlinefilmsales.com brand in response to competitive pressures, we intend to increase substantially our financial commitment to creating and maintaining distinct brand loyalty among these groups. We expect our efforts to include advertising and marketing and traditional media advertising campaigns directed at the filmed entertainment rights industry. In addition, we may need to expend additional resources to build the onlinefilmsales.com brand. If we do not generate a corresponding increase in net revenue as a result of our branding efforts or otherwise fail to promote our brand successfully, or if we incur excessive expenses in an attempt to promote and maintain our brand, our business, prospects, financial condition and results of operations, will be materially and adversely affected. If members, visitors to our web site, advertisers or businesses do not perceive our existing services to be of high quality, or if we alter or modify our brand image, introduce new services or enter into new business ventures that are not favorably received by such parties, the value of our brand could be diluted, thereby decreasing the attractiveness of our web site to such parties, which could have a material adverse effect on our business, prospects, financial condition and results of operations.

WE HAVE NOT IMPLEMENTED SOPHISTICATED MANAGERIAL, OPERATIONAL AND FINANCIAL SYSTEMS, WHICH COULD EFFECT OUR ABILITY TO MANAGE GROWTH EFFECTIVELY.

         We have not implemented sophisticated managerial, operational and financial systems and controls. We are required to manage multiple relationships with various strategic partners, technology licensors, users, advertisers and other third parties. Our ability in this regard will be strained in the event of rapid growth of our company or in the number of third party relationships, and there can be no assurance that our systems, procedures or controls will be adequate to support our operations or that our management will be able to manage any growth effectively. To manage the expected growth of our operations and personnel, we will be required to significantly improve or replace existing managerial, financial and operational systems, procedures and controls, and to expand, train and manage our growing employee base. We also will be required to expand our finance, administrative and operations staff. Some key members of management have other professional obligations beyond their obligations to our company that may impact their ability to implement the necessary financial, administrative and operational systems necessary for our success. There can be no assurance that we will complete in a timely manner the improvements to our systems, procedures and controls necessary to support our future operations, that we will be able to hire, train, retain, motivate and manage required personnel or that we will be able to successfully identify, manage and exploit existing and potential market opportunities.

RISKS ASSOCIATED WITH POTENTIAL GENERAL ECONOMIC DOWNTURN.

         Our success may be affected significantly by changes in local, regional and national economic conditions. Factors such as inflation, labor and energy costs, the availability and cost of suitable technical employees, fluctuating interest and insurance rates, federal, state and local regulations and licensing requirements can all have a material adverse effect on our business, prospects, financial condition and results of operations.

OUR INTELLECTUAL PROPERTY PROTECTION MAY BE INADEQUATE TO PROTECT OUR PROPRIETARY RIGHTS.

         Our success depends significantly upon technologies and database programs that make our web site user friendly and allow it to operate at increased access speeds. We may seek to protect our software, documentation and other written materials under trade secret, patent and copyright laws, but these laws afford only limited protection. We currently have no patents or patents pending and do not anticipate that patents will become a significant part of our intellectual property in the foreseeable future. We also generally enter into confidentiality or license agreements with our employees and consultants, and generally control access to, and distribution of, our documentation and other proprietary information.

These precautions may not afford us sufficient or complete protection, and despite these precautions, it may be possible for a third party to copy or otherwise obtain and use our proprietary information without authorization or to develop similar technology independently. Also, there can be no assurance that patents owned by other entities, whether existing, pending or not yet filed, will not have a material adverse effect on our ability to do business. Effective trademark, service mark, copyright and trade secret protection may not be available in every country in which our services are distributed or made available through the Internet, and policing unauthorized use of our proprietary information may not be possible on an economic basis.

         Legal standards relating to the validity, enforceability and scope of protection of certain proprietary rights in Internet-related businesses are uncertain and still evolving, and there can be no assurance as to the future viability or value of any of our proprietary rights. There can be no assurance that the steps we have taken have prevented or will prevent misappropriation or infringement of our proprietary information. Any such infringement or misappropriation, should it occur, might have a material adverse effect on our business, prospects, financial condition and results of operations. In addition, litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others. Such litigation might result in substantial costs and diversion of resources and management attention and could have a material adverse effect on our business, prospects, financial condition and results of operations.

OUR INTELLECTUAL PROPERTY MAY BE SUBJECT TO INFRINGEMENT CLAIMS.

         There can be no assurance that our business activities will not or have not infringed upon the proprietary rights of others, or that other parties will not assert infringement claims against us. From time to time, we may be subject to claims in the ordinary course of our business, including claims of alleged infringement of the trademarks, service marks and other intellectual property rights of third parties by us and the content generated by our members. Such claims and any resultant litigation, should it occur, might subject us to significant liability for damages and might result in invalidation of our proprietary rights and even if these claims are not meritorious, could be time consuming and expensive to defend and could result in the diversion of management time and attention, any of which might have a material adverse effect on our business, prospects, results of operations and financial condition.

RISK OF LIABILITY FOR ONLINE CONTENT.

         Due to the fact that materials may be downloaded by users of our web site and subsequently distributed to others, there is a potential that claims will be made against us for defamation, negligence, copyright or trademark infringement, personal injury or other theories based on the nature, content, publication and distribution of such materials. Such claims have been brought, sometimes successfully, against online service providers in the past. In addition, the increased attention focused upon liability issues as a result of these lawsuits and legislative proposals could impact the overall growth of Internet use. We could also be exposed to liability with respect to the offering of third-party content that may be accessible through our web site, or through content and materials that may be posted on personal web sites or chat rooms, or bulletin boards. Such claims might include, among others, that by directly or indirectly providing hyperlinks to web sites operated by third parties, we are liable for copyright or trademark infringement or other wrongful actions by such third parties through such web sites. It is also possible that if any third-party content information provided on our web site contains errors, third parties could make claims against us for losses incurred in reliance on such information. Even to the extent such claims do not result in liability to us, we could incur significant costs in investigating and defending against such claims. The imposition on us of potential liability for information carried on or disseminated through our systems could require us to implement measures to reduce our exposure to such liability, which may require the expenditure of substantial resources and limit the attractiveness of our services to advertisers and users.

OUR SERVICES MAY BECOME SUBJECT TO GOVERNMENT REGULATION, AND CHANGES IN CURRENT OR FUTURE LAWS OR REGULATIONS COULD RESTRICT THE WAY WE OPERATE OUR BUSINESS.

         Laws and regulations directly applicable to communications or commerce over the Internet are becoming more prevalent. The United States Congress recently enacted Internet laws regarding children's privacy, copyrights, taxation and the transmission of sexually explicit material. The European Union recently enacted its own privacy regulations. The law of the Internet, however, remains largely unsettled even in areas where there has been some legislative action. It may take years to determine whether and how existing laws such as those governing intellectual property, privacy, libel, pornography and taxation apply to the Internet. In 1998, the United States Congress established the Advisory Committee on Electronic Commerce, charged with investigating and making recommendations to Congress regarding the taxation of sales by means of the Internet. The adoption or modification of laws or regulations relating to the Internet may decrease the growth in the use of the Internet, which could in turn decrease the demand for our community or increase our cost of doing business which could have a material adverse effect on our business, prospects, financial condition and results of operation.

FOREIGN GOVERNMENTS MAY ATTEMPT TO REGULATE OUR TRANSMISSIONS OR PROSECUTE US FOR VIOLATIONS OF THEIR LAWS, WHICH COULD SUBJECT US TO TAXES AND PENALTIES AND RESULT IN OUR INABILITY TO ENFORCE CONTRACTS IN SUCH JURISDICTIONS.

         Due to the global nature of the Web, it is possible that, although our transmissions over the Internet originate primarily in the State of California, the governments of other states and foreign countries might attempt to regulate our transmissions or prosecute us for violations of their laws. There can be no assurance that violations of local laws will be alleged or charged by state or foreign governments, that we might not unintentionally violate such laws or that such laws will not be modified or new laws enacted, in the future. In addition, as our products and services are available over the Internet in multiple states and foreign countries, such jurisdictions may claim that we are required to qualify to do business as a foreign corporation in each such state or foreign country. Currently, we are qualified to do business only in California and Delaware, and our failure to qualify as a foreign corporation in any jurisdiction where it is required to do so could subject us to taxes and penalties and could result in our inability to enforce contracts in such jurisdictions. Any such new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business, or the application of existing laws and regulations to the Internet and other online services could have a material adverse effect on our business, prospects, financial condition and results of operations.

                            SELLING SECURITY HOLDERS

         The Prospectus relates to possible sales by certain of our officers and directors of shares of our common stock purchased by them through the exercise of options of our common stock granted to them under our 1999 Stock Incentive Plan (U.S.) and our 1999 Stock Incentive Plan (Non-U.S.). The following table sets forth the name and position of each prospective Selling Security Holder who is a director or executive officer of our company; the number of shares of common stock owned as of the date of this prospectus, including shares which may be acquired pursuant to the exercise of outstanding options and warrants; the number of shares being offered and the number of shares and the percentage of all outstanding shares owned assuming the sale of all the shares covered by this Prospectus.


                                                                                         Shares Beneficially Owned
                                          Shares Beneficially Owned    Number of             After Offering (2)
                                            Prior to Offering (1)       Shares         -----------------------------
                                          -------------------------      Being         Number of
Name and Position                           Number        Percent       Offered          Shares           Percent(2)
-----------------                         ---------      ---------     ---------       ---------          -----------
Robert Maclean, Chairman
of the Board                              1,299,500        8.47%        175,000         1,124,500           7.32%

Mark Rutledge, Secretary,
Treasurer, Vice President of
Business Affairs and Director             1,285,000        8.38%        175,000         1,110,000           7.23%

Steven Fredericks, President
and Chief Financial Officer (3)             600,000        3.91%        200,000           400,000           2.60%

Michael Edwards, Director                   175,000        1.14%         75,000           100,000            .65%

Heidi Lester, Chief Executive
Officer (4)                                 775,000        5.05%        175,000           600,000           3.91%

(1) As used herein, the term beneficial ownership is defined by Rule 13d.3 under the Securities Exchange Act of 1934 as consisting of sole or shared voting power and/or sole or shares investment power subject to community property laws where applicable.

(2) Based on 15,342,100 shares of our common stock outstanding as of June 5, 2000.

(3) Includes the Class B Membership Interest of OnlineFilmSales.com, LLC Mr. Fredericks acquired as of March 28, 2000 which is convertible into 400,000 shares of our common stock.

(4) Includes the Class B Membership Interest of OnlineFilmSales.com, LLC Ms. Lester acquired as of March 28, 2000 which is convertible into 600,000 shares of our common stock.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of the Securities offered hereby, except that we will receive funds from the exercise of options.

                              PLAN OF DISTRIBUTION

         We are registering the Securities on behalf of the Selling Security Holders. All costs, expenses and fees in connection with the registration of the Securities offered hereby will be borne by us. Brokerage commissions and similar selling expenses, if any, attributable to the sale of the Securities will be borne by the Selling Security Holders (or their donees or pledgees).

         The decision to sell any Securities is within the discretion of the holder thereof, subject generally to our policies affecting the timing and manner of sale of common stock by our affiliates. There can be no assurance that any shares will be sold by Selling Security Holders.

         We anticipate that any sales of the shares offered by this Prospectus by Selling Security Holders will be made to the public in the over the counter market where our common stock currently is traded or on securities exchanges, through automated quotation systems or in other markets where our common stock may be traded, or in negotiated transactions. We anticipate that sales will be at prices current when the sales take place or at negotiated prices.

         The Selling Security Holders may effect transactions by selling Securities directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Security Holders and/or the purchasers of Securities for whom the broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

         The Selling Security Holders and any broker-dealers that act in connection with the sale of Securities might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The Selling Security Holders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Securities against certain liabilities including liabilities arising under the Securities Act.

         Because Selling Securities Holders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the Selling Security Holders will be subject to the prospectus delivery requirements of the Securities Act.

         Selling Security Holders also may resell all or a portion of the Securities in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144. There is no present plan of distribution.

              POSITION OF THE COMMISSION REGARDING INDEMNIFICATION

         Our Articles of Incorporation provide for indemnification of officers and directors.

         Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling us under the provisions described above, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents previously filed by us with the Securities and Exchange Commission pursuant to the Exchange Act are incorporated herein by reference:

         (a) Our registration statement on Form 10, as amended;

         (b) Our quarterly report on Form 10-Q filed on May 15, 2000;

         (c) Our current report on Form 8-K filed on April 25, 2000;

         (d) Our annual report on Form 10-K filed on March 30, 2000; and

         (e) The description of our common stock contained in our registration statement filed with the Commission under Section 12 of the Exchange Act, as amended, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares offered hereunder have been sold or deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

Item 4.  Description of Securities.

         No description of the class of securities to be offered is required under this item because the class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

         Loeb & Loeb LLP has acted as our counsel in connection with this offering, including the validity of shares that may be offered by this prospectus. Michael A. Mayerson, a partner of Loeb & Loeb LLP is a director designee of our company.

Item 6.  Indemnification of Directors and Officers.

         As authorized by Section 78.751 of the Nevada General Corporation Law, we may indemnify our officers and directors against expenses incurred by such persons in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, involving such persons in their capacities as officers and directors, so long as such persons acted in good faith and in a manner which they reasonably believed to be in our best interests. If the legal proceeding, however, is by or in our right, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he is adjudged to be liable for negligence or misconduct in the performance of his duty to us unless a court determines otherwise.

         Under Nevada law, corporations may also purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director or officer (or is serving at the request of the corporation as a director or officer of another corporation) for any liability asserted against such person and any expenses incurred by him in his capacity as a director or officer. These financial arrangements may include trust funds, self insurance programs, guarantees and insurance policies.

         Article 12 of our Articles of Incorporation provide that, no director or officer of the Company will be personally liable to us or any of our stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that Article 12 does not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of
Section 78.300 of the Nevada General Corporation Law.

         Article 11 of our Bylaws provide that every director and officer will not be liable for damages incurred in connection with his actions as a director or officer to the fullest extent permitted by Nevada General Corporation Law.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.


   Exhibit No.
   -----------
       4.1*         Articles of Incorporation.

       4.2*         Certificate of Amendment of Articles of Incorporation.

       4.3*         Certificate of Amendment of Articles of Incorporation.

       4.4*         By-laws.

       4.5*         Amended By-laws.

       4.6**        1999 Stock Incentive Plan (U.S.)

       4.7**        1999 Stock Incentive Plan (Non-U.S.)

       5.1          Opinion of Loeb & Loeb LLP (including consent)

       23.1         Consent of Loeb & Loeb LLP (included in Exhibit 5.1)

       23.2         Consent of LaBonte & Co.

-------------
*Previously filed as exhibits to the Registrant's Registration Statement on Form 10, as amended (File No. 000-27363) and incorporated herein by reference.

**Previously filed as exhibits to the Registrant's Annual Report on Form 10-K for the Fiscal Year Ended December 31, 1999 (File No. 000-27363) and incorporated herein by reference.

Item 9.  Undertakings.

         (1)  We undertake:

              (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

         provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply to the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by us pursuant to Section 13 or Section 15(d) of the Exchange Act and that are incorporated by reference in this registration statement.

              (b) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered in the amendment, and the offering of those securities at that time shall be deemed to be the initial bona fide offering of those securities.

              (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

         (2) We also undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Santa Monica, California, on June 22, 2000.

                                       InternetStudios.com, Inc.


                                       By: /s/ Steven Fredericks
                                           ----------------------
                                       Name:  Steven Fredericks
                                              President and Chief Financial
                                              Officer


                                       By: /s/ Mark Rutledge
                                           ----------------------
                                       Name:  Mark Rutledge
                                              Secretary, Treasurer and Vice
                                              President of Business Affairs

         Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      Signature                         Title                   Date
      ---------                         -----                   ----
/s/ Robert Maclean                Director                  June 22, 2000
--------------------------
    Robert Maclean

/s/ Steven Fredericks             President and Chief       June 22, 2000
--------------------------        Financial Officer
    Steven Fredericks

/s/ Mark Rutledge                 Secretary, Treasurer,     June 22, 2000
--------------------------        Vice President of
    Mark Rutledge                 Business Affairs
                                  and Director

/s/ Michael Edwards               Director                  June 22, 2000
--------------------------
    Michael Edwards

/s/ Heidi Lester                  Chief Executive Officer   June 22, 2000
--------------------------
    Heidi Lester

                                  EXHIBIT INDEX


   Exhibit No.                     Description
   -----------                     -----------
       4.1*         Articles of Incorporation.

       4.2*         Certificate of Amendment of Articles of Incorporation.

       4.3*         Certificate of Amendment of Articles of Incorporation.

       4.4*         By-laws.

       4.5*         Amended By-laws.

       4.6**        1999 Stock Incentive Plan (U.S.)

       4.7**        1999 Stock Incentive Plan (Non-U.S.)

       5.1          Opinion of Loeb & Loeb LLP (including consent)

       23.1         Consent of Loeb & Loeb LLP (included in Exhibit 5.1)

       23.2         Consent of LaBonte & Co.

------------------
*Previously filed as exhibits to the Registrant's Registration Statement on Form 10, as amended (File No. 000-27363) and incorporated herein by reference.

**Previously filed as exhibits to the Registrant's Annual Report on Form 10-K for the Fiscal Year Ended December 31, 1999 (File No. 000-27363) and incorporated herein by reference.